UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: November 12, 2013

(Date of earliest event reported)

OurPet’s Company

(Exact name of registrant as specified in its charter)

Colorado	000-31279	34-1480558
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

1300 East Street, Fairport Harbor, OH 44077

(Address of principal executive offices including zip code)

440-354-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On November 12, 2013, OurPet’s Company (“OurPet’s”), its wholly owned subsidiaries, Virtu Company and SMP Company, Incorporated (the “Subsidiaries”), and FirstMerit Bank, N.A., (“FirstMerit”), entered into an Amendment to the Note (the “Amended Note”), related to OurPet’s current $5,000,000 revolving credit facility with the Lender (the “Credit Facility”). Pursuant to the Amended Note, the Credit Facility was extended to June 30, 2015, at an interest rate of .5% plus FirstMerit’s Prime Lending Rate. Currently the rate is 3.75%.

OurPet’s borrowing base under the Credit Facility is calculated monthly as 80% of eligible accounts receivable plus 40% of eligible inventory; provided that total eligible inventory is capped at $2,000,000. The Credit Facility is collateralized by a security interest in the cash, accounts receivable, inventory and all other property and assets of OurPet’s and the Subsidiaries.

OurPet’s must continue to maintain a debt service coverage ratio on a consolidated basis of at least 1.15 to 1.0 measured quarterly on a trailing twelve month basis. OurPet’s must also continue to maintain an adjusted tangible net worth on a consolidated basis of at least $4,500,000, measured quarterly. The loan documents contain other customary loan covenants and default provisions that, if triggered, would cause the acceleration of debt incurred under the Credit Facility.

Steven Tsengas, OurPet’s President and Chief Executive Officer, and his wife, Evangelia Tsengas, have agreed to continue providing a personal guarantee on the repayment of the Credit Facility through June 30, 2015. In consideration for the extension of their guarantee, OurPet’s Board of Directors authorized the issuance of warrants for the right to purchase OurPet’s common stock. Further information regarding the warrants is set forth below in Item 3.02.

The foregoing description of the Amended Note is not complete and is qualified in its entirety by reference to such note, which is attached to this current report as Exhibit 10.83.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth under Item 1.01 of this current report on Form 8-K are incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.

In connection with the renewal of the Credit Facility referenced above under Items 1.01 and 2.03, OurPet’s Board of Directors authorized the issuance of 125,000 warrants to Steve and Evangelia Tsengas (“Mr. and Mrs. Tsengas”). The warrants give to Mr. and Mrs. Tsengas the right to purchase in the aggregate 125,000 shares of OurPet’s common stock at $0.55 per share. The term of the warrants is 5 years and they vested immediately upon issuance. The warrant issued mirrors OurPet’s standard form of common stock purchase warrant used for its prior issuances of warrants to Mr. and Mrs. Tsengas. Upon exercise of the warrants, the shares will be restricted securities pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.

The foregoing description of the terms of the warrants is not complete and is qualified in its entirety by reference to the Form of Warrant included as Exhibit 10.77 to OurPet’s Form 8-K filed with the Securities and Exchange Commission on December 13, 2012.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.83	Amendment to Note, dated November 12, 2013, between OurPet’s Company, SMP Company, Incorporated, Virtu Company and FirstMerit Bank, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OurPet’s Company

By:	/s/ Scott R. Mendes
Name:	Scott R. Mendes
Title:	Chief Financial Officer and Treasurer

Dated: November 18, 2013